EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the registration statement on Form S-1 of our report dated April 28, 2009, except for changes explained in Note 15, as to which the date is February 11, 2010 relating to the financial statements of NEXX Systems, Inc. for the year ended December 31, 2008 appearing in the prospectus, which is part of the registration statement.

We also consent to the reference to us under the heading “Experts” in the prospectus.

/S/ PARENT, MCLAUGHLIN & NANGLE, CERTIFIED PUBLIC ACCOUNTANTS, INC.

Boston, Massachusetts
February 11, 2010